Exhibit No. 99.12(b)

[ROPES & GRAY LLP LETTERHEAD]

September 17, 2014

MFS Value Series

MFS Variable Insurance Trust

c/o Massachusetts Financial Investment Company

111 Huntington Avenue

Boston, MA 02199

MFS Value Portfolio

MFS Variable Insurance Trust II

c/o Massachusetts Financial Investment Company

111 Huntington Avenue

Boston, MA 02199

Ladies and Gentlemen:

We hereby consent to the filing as an exhibit to Post Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-195619) of our opinion dated August 8, 2014 addressed to MFS Variable Insurance Trust on behalf of MFS Value Series and MFS Variable Insurance Trust II on behalf of MFS Value Portfolio, as to certain tax matters related to the reorganization of MFS Value Portfolio, a series of MFS Variable Insurance Trust II, into MFS Value Series, a series of MFS Variable Insurance Trust.

Very truly yours,

/s/ ROPES & GRAY LLP
Ropes & Gray LLP